EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)    Registration Statement (Form S-8 No. 333-125694) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(ii)    Registration Statement (Form S-8 No. 333-143921), Registration Statement (Form S-8 No. 333-151966), Registration Statement (Form S-8 No. 333-160382), Registration Statement (Form S-8 No. 333-175240), Registration Statement (Form S-8 No. 333-183800), Registration Statement (Form S-8 No. 333-186707), Registration Statement (Form S-8 No. 333-206746), Registration Statement (Form S-8 No. 333-220250) and Registration Statement (Form S-8 No. 333-239295) each of which pertains to the PVH Corp. Stock Incentive Plan, and

(iii)    Registration Statement (Form S-8 No. 333-158327) and Registration Statement (Form S-8 No. 333-259486) each of which pertains to the PVH Associates Investment Plan;

of our reports dated March 30, 2022, with respect to the consolidated financial statements and schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp. included in this Annual Report (Form 10-K) of PVH Corp. for the year ended January 30, 2022.

/s/ Ernst & Young LLP

New York, New York
March 30, 2022